Exhibit 10.5

STANDARD

WHITEGLOVE HOUSE CALL HEALTH, INC.

NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following option grant (the “Option”) to purchase shares (the “Option Shares”) of the Common Stock of Whiteglove House Call Health, Inc., a Texas corporation (the “Company”):

Optionee:

Grant Date:

Vesting Commencement Date:

Exercise Price:

Number of Option Shares:

Expiration Date:

Type of Option:                            Incentive Stock Option

                                  Non-Statutory Stock Option

Date Exercisable: The Option shall become exercisable with respect to (i) one-fourth (1/4th) of the Option Shares on the first anniversary of the Vesting Commencement Date and (ii) an additional one forty-eighth (1/48th) of the Option Shares on the corresponding day of each calendar month thereafter or, if such calendar month does not have a corresponding day, on the last day of such calendar month. The Option shall not become exercisable for any additional Option Shares following Optionee’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with Optionee.

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Whiteglove House Call Health, Inc. 2007 Stock Option/Stock Issuance Plan (the “Plan”). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A and the Code Section 409A Waiver and Release attached hereto as Exhibit B. Optionee understands that any Option Shares purchased under the Option will be subject to the terms set forth in the Stock Purchase Agreement attached hereto as Exhibit C. Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit D and receipt of “Questions and Answers about Option Grants” from the Company.

RIGHT OF FIRST REFUSAL. OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO CERTAIN RIGHTS OF FIRST REFUSAL EXERCISABLE BY THE COMPANY AND ITS ASSIGNS. THE TERMS OF SUCH RIGHTS ARE SPECIFIED IN THE ATTACHED STOCK PURCHASE AGREEMENT.

At Will Employment. Nothing in this Notice or in the attached Stock Option Agreement or Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice, in the attached Stock Option Agreement or in the Plan.

DATED: ,	WHITEGLOVE HOUSE CALL HEALTH, INC.

By:
Title:

, OPTIONEE

Address:

Phone:
Email:

Attachments:

Exhibit A - Stock Option Agreement

Exhibit B - Code Section 409A Waiver and Release

Exhibit C - Stock Purchase Agreement

Exhibit D - 2007 Stock Option/Stock Issuance Plan

2

EXHIBIT A

STOCK OPTION AGREEMENT

STANDARD

Whiteglove House Call Health, Inc.

STOCK OPTION AGREEMENT

RECITALS

A. The Board has adopted the 2007 Stock Option/Stock Issuance (the “Plan”) for the purpose of retaining the services of selected Employees, non-employee members of the Board or the board of directors of any Parent or Subsidiary and consultants and other independent advisors in the service of the Company (or any Parent or Subsidiary).

B. Optionee is to render valuable services to the Company (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s grant of an option to Optionee.

C. All capitalized terms in this Agreement not defined herein shall have the meaning assigned to them in the Grant Notice or the Plan.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Option. The Company hereby grants to Optionee, as of the date of grant of the option (the “Grant Date”) as specified in the Notice of Grant of Stock Option accompanying this Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby (the “Grant Notice”), an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the exercise price payable per Option Share as specified in the Grant Notice (the “Exercise Price”).

2. Option Term. This option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the date on which the option expires as specified in the Grant Notice (the “Expiration Date”), unless sooner terminated in accordance with Paragraph 5 or 6.

3. Limited Transferability.

(a) This option shall be neither transferable nor assignable by Optionee other than by will or the laws of inheritance following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee. However, Optionee may designate one or more persons as the beneficiary or beneficiaries of this option, and this option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding this option. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this option may, pursuant to Paragraph 5, be exercised following Optionee’s death.

(b) If this option is designated a Non-Statutory Option in the Grant Notice, then this option may be assigned in whole or in part during Optionee’s lifetime to one or more of Optionee’s Family Members or to a trust established for the exclusive benefit of Optionee and/or

Exhibit A - Page 1

one or more such Family Members, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.

4. Dates of Exercise. This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

5. Cessation of Service. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(a) Should Optionee cease to remain in Service for any reason (other than death, Disability or Misconduct) while this option is outstanding, then Optionee (or any person or persons to whom this option is transferred pursuant to a permitted transfer under Paragraph 3) shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

(b) Should Optionee die while this option is outstanding, then the personal representative of Optionee’s estate or the person or persons to whom the option is transferred pursuant to Optionee’s will or the laws of inheritance following Optionee’s death or, if applicable, the person to whom the option is transferred during Optionee’s lifetime pursuant to a permitted transfer under Paragraph 3 shall have the right to exercise this option. However, if Optionee dies while holding this option and has an effective beneficiary designation in effect for this option at the time of his or her death, then the designated beneficiary or beneficiaries shall have the exclusive right to exercise this option following Optionee’s death. Any such right to exercise this option shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee’s death or (ii) the Expiration Date.

(c) Should Optionee cease Service by reason of Disability while this option is outstanding, then Optionee (or any person or persons to whom this option is transferred pursuant to a permitted transfer under Paragraph 3) shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

Note: Exercise of this option on a date later than three (3) months following cessation of Service due to Disability will result in loss of favorable Incentive Option treatment, unless such Disability constitutes Permanent Disability. In the event that Incentive Option treatment is not available, this option will be taxed as a Non-Statutory Option upon exercise.

Exhibit A - Page 2

(d) During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares for which this option is exercisable pursuant to the exercise schedule specified in the Grant Notice. The option shall not become exercisable for any additional Option Shares following Optionee’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator pursuant to an express written agreement with Optionee. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised.

(e) Should Optionee’s Service be terminated for Misconduct or should Optionee otherwise engage in Misconduct while this option is outstanding, then this option shall terminate immediately and cease to remain outstanding.

6. Special Acceleration of Option.

(a) In the event a Change in Control occurs during Optionee’s period of Service, the exercisability of this option, to the extent outstanding at such time but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of the Change in Control, become exercisable for any or all of the Option Shares at the time subject to this option as fully-vested shares of Common Stock. No such acceleration of this option, however, shall occur if and to the extent: (i) this option is either to be assumed by the successor corporation (or parent thereof) or otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) this option is to be replaced with a cash retention program of the successor corporation which preserves the spread existing on the Option Shares for which this option is not exercisable at the time of the Change in Control (the excess of the Fair Market Value of such Option Shares over the aggregate Exercise Price payable for such shares) and provides for subsequent payout in accordance with the same exercise schedule in effect for the option as set forth in the Grant Notice.

(b) Immediately following the Change in Control, this option, to the extent not previously exercised, shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

(c) If this option is assumed in connection with a Change in Control or otherwise continued in effect, then this option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same. To the extent the actual holders of the Company’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of this option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control.

Exhibit A - Page 3

(d) This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7. Adjustment in Option Shares. In the event of any of the following transactions affecting the outstanding Common Stock as a class without the Company’s receipt of consideration: any stock split, stock dividend, spin-off transaction, extraordinary distribution (whether in cash, securities or other property), recapitalization, combination of shares, exchange of shares or other similar transaction affecting the Common Stock without the Company’s receipt of consideration, then equitable adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price. The adjustments shall be made by the Plan Administrator in such manner as the Plan Administrator deems appropriate in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

8. Stockholder Rights. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become the record holder of the purchased shares.

9. Manner of Exercising Option.

(a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i) Execute and deliver to the Company a stock purchase agreement in substantially the form of Exhibit C to the Grant Notice (a “Purchase Agreement”) for the Option Shares for which the option is exercised.

(ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A) cash or check made payable to the Company; or

(B) a promissory note payable to the Company, but only to the extent authorized by the Plan Administrator in accordance with Paragraph 14.

Should the Common Stock be registered under Section 12 of the 1934 Act at the time the option is exercised, then the Exercise Price may also be paid as follows:

(C) in shares of Common Stock valued at Fair Market Value on the date on which the options shall have been exercised in accordance with this Paragraph 9 (the “Exercise Date”) and held by Optionee (or any other person or persons exercising the option) for the period (if any) necessary to avoid a charge to the Company’s earnings for financial reporting purposes; or

Exhibit A - Page 4

(D) through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (a) to a brokerage firm (reasonably satisfactory to the Company for purposes of administering such procedure in compliance with any applicable pre-clearance or pre-notification requirements) to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Company by reason of such exercise and (b) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale.

Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Purchase Agreement delivered to the Company in connection with the option exercise.

(iii) Furnish to the Company appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

(iv) Execute and deliver to the Company such written representations as may be requested by the Company in order for it to comply with the applicable requirements of applicable securities laws.

(v) Make appropriate arrangements with the Company (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all applicable income and employment tax withholding requirements applicable to the option exercise.

(b) As soon as practical after the Exercise Date, the Company shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

(c) In no event may this option be exercised for any fractional shares.

10. RIGHT OF FIRST REFUSAL. ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THIS OPTION SHALL BE SUBJECT TO CERTAIN RIGHTS OF FIRST REFUSAL OF THE COMPANY AND ITS ASSIGNS TO REPURCHASE THOSE SHARES IN ACCORDANCE WITH THE TERMS SPECIFIED IN THE PURCHASE AGREEMENT.

11. Compliance with Laws and Regulations.

(a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Company and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

Exhibit A - Page 5

(b) The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

12. Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Optionee, Optionee’s assigns and the legal representatives, heirs and legatees of Optionee’s estate.

13. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

Optionee generally consents to the delivery of any notice pursuant to the Texas Business Organizations Code (the “TBOC”), as amended or superseded from time to time, by electronic transmission pursuant to Section 6.051 of the TBOC (“Electronic Notice”) at the electronic mail address or the facsimile number as set forth in the books of the Company. To the extent that any notice given via electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted Electronic Notice shall be ineffective and deemed to not have been given. Optionee agrees to promptly notify the Company of any change in Optionee’s electronic mail address, but failure to do so shall not affect the foregoing.

14. Financing. The Plan Administrator may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a full-recourse promissory note bearing interest at a market rate and secured by those Option Shares. The payment schedule in effect for any such promissory note shall be established by the Plan Administrator in its sole discretion.

15. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

16. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Texas without resort to that state’s conflict-of-laws rules.

17. Stockholder Approval. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may be issued under the

Exhibit A - Page 6

Plan as last approved by the stockholders, then this option shall be void with respect to such excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

18. Additional Terms Applicable to an Incentive Option. In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

(a) This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (ii) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability.

(b) No installment under this option shall qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of any earlier installments of the Common Stock and any other securities for which this option or any other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Company or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this option shall nevertheless become exercisable for the excess shares in such calendar year as a Non-Statutory Option.

(c) Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then for purposes of the foregoing limitations on the exercisability of such options as Incentive Options, this option and each of those other options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.

Exhibit A - Page 7

EXHIBIT B

CODE SECTION 409A WAIVER AND RELEASE

STANDARD

Whiteglove House Call Health, Inc.

CODE SECTION 409A WAIVER AND RELEASE

THIS WAIVER AND RELEASE (this “Waiver”) made as of this              day of             , 20     , by             , the holder of a stock option under the Company’s 2007 Stock Option/Stock Issuance Plan.

All capitalized terms in this Waiver not defined herein shall have the meaning assigned to them in the Notice to which this Waiver is attached or in the Plan.

Optionee hereby agrees and acknowledges that the Company’s Board has taken reasonable steps to value the Common Stock and to set the Exercise Price at the Fair Market Value per share of Common Stock on the Grant Date so that the Option will not be treated as an item of deferred compensation subject to Code Section 409A. However, because the Common Stock is not readily tradable on an established securities market, there can be no assurance that the Exercise Price is at least equal to the Fair Market Value per share of Common Stock on the Grant Date. Were the Internal Revenue Service to conclude that the Exercise Price is in fact less than such Fair Market Value and that the Option is accordingly subject to Code Section 409A, then Optionee would be subject the following adverse tax consequences:

(i) As the Option vests in accordance with the Vesting Schedule, Optionee would immediately recognize taxable income for federal income tax purposes equal to the amount by which the Fair Market Value of the Option Shares which vest at that time exceeds the Exercise Price payable for those shares. The Company would also have to collect from Optionee the federal income and employment taxes which must be withheld on that income. Taxation would occur in this manner even though the Option remains unexercised.

(ii) Optionee may also be subject to additional income taxation and withholding taxes on any subsequent increases to the Fair Market Value of the Option Shares purchasable under the vested Option until the Option is exercised or cancelled as to those Option Shares.

(iii) In addition to normal income taxes payable as the Option vests, Optionee would also be subject to an additional tax penalty equal to 20% of the amount of income Optionee recognizes under Code Section 409A when the Option vests and may also be subject to such penalty as the underlying Option Shares subsequently increase in Fair Market Value over the period the Option continues to remain outstanding.

(iv) There will also be interest penalties if the resulting taxes are not paid on a timely basis.

Optionee hereby further agrees and acknowledges that Optionee will incur the same tax consequences, including (without limitation) a second 20% penalty tax, under California income tax laws if Optionee is a resident of the State of California or is otherwise subject to California income taxation. If the Optionee is a resident of any other state, he or she accepts the risk of any unfavorable tax consequences under the laws of that state applicable to options granted with an Exercise Price less than the Fair Market Value of the Option Shares on the Grant Date.

Exhibit B - Page 1

Optionee hereby agrees to bear the entire risk of such adverse federal and state tax consequences in the event the Option is deemed to be subject to Code Section 409A and hereby knowingly and voluntarily, in consideration for the grant of the Option, waives and releases any and all claims or causes of action that Optionee might otherwise have against the Company and/or the Board, officers, employees or stockholders arising from or relating to the tax treatment of the Option under Code Section 409A and the corresponding provisions of any applicable state income tax laws (including, without limitation, California income tax laws) and shall not seek any indemnification or other recovery of damages against the Company and/or the Board, officers, employees or stockholders with respect to any adverse federal and state tax consequences or other related costs and expenses Optionee may in fact incur under Code Section 409A (or the corresponding provisions of state income tax laws) as a result of the Option.

IN WITNESS WHEREOF, the undersigned Optionee has executed this Waiver on the date and year first indicated above.

, OPTIONEE

Address:

Exhibit B - Page 2

EXHIBIT C

STOCK PURCHASE AGREEMENT

STANDARD

Whiteglove House Call Health, Inc.

STOCK PURCHASE AGREEMENT

AGREEMENT made this              day of             ,              by and between Whiteglove House Call Health, Inc., a Texas corporation, and                     , Optionee under the Company’s 2007 Stock Option/Stock Issuance Plan.

All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the Plan attached as Exhibit D to the Notice of Grant to which this Agreement relates.

A.	EXERCISE OF OPTION

1. Exercise. Optionee hereby purchases          shares of Common Stock (the “Purchased Shares”) pursuant to that certain option (the “Option”) granted Optionee on             ,             (the “Grant Date”) to purchase up to          shares of Common Stock (the “Option Shares”) under the Plan at the exercise price of $             per share (the “Exercise Price”).

2. Payment. Concurrently with the delivery of this Agreement to the Company, Optionee shall pay the Exercise Price for the Purchased Shares in accordance with the provisions of the all agreements and other documents evidencing the Option (the “Option Agreement”) and shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise.

3. Stockholder Rights. Until such time as the Company exercises the First Refusal Right, Optionee (or any successor in interest) shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions of Articles B and C.

4. Information. Optionee believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Purchased Shares. Optionee further represents that such Optionee has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Shares and the business, properties, prospects and financial condition of the Company. Optionee acknowledges that it has been furnished separately “Questions and Answers about Option Grants” by the Company.

B.	SECURITIES LAW COMPLIANCE

1. Restricted Securities. The Purchased Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), and are being issued to Optionee in reliance upon the exemption from such registration provided by Rule 701 of the Securities and Exchange Commission (the “SEC”) for stock issuances under compensatory benefit plans such as the Plan. Optionee hereby confirms that Optionee has been informed that the Purchased Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Purchased Shares are first registered under the federal securities laws or unless an exemption

Exhibit C - Page 1

from such registration is available. Accordingly, Optionee hereby acknowledges that Optionee is acquiring the Purchased Shares for investment purposes only and not with a view to resale and is prepared to hold the Purchased Shares for an indefinite period and that Optionee is aware that SEC Rule 144 issued under the 1933 Act which exempts certain resales of unrestricted securities is not presently available to exempt the resale of the Purchased Shares from the registration requirements of the 1933 Act.

2. Restrictions on Disposition of Purchased Shares. Optionee shall make no disposition of the Purchased Shares (other than a Permitted Transfer) unless and until there is compliance with all of the following requirements:

(i) Optionee shall have provided the Company with a written summary of the terms and conditions of the proposed disposition.

(ii) Optionee shall have complied with all requirements of this Agreement applicable to the disposition of the Purchased Shares.

(iii) Optionee shall have provided the Company with written assurances, in form and substance satisfactory to the Company, that (a) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or (b) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

The Company shall not be required (i) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Agreement or (ii) to treat as the owner of the Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

3. Restrictive Legends. The stock certificates for the Purchased Shares shall be endorsed with one or more of the following restrictive legends:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SUCH ACT, (B) A ‘NO ACTION’ LETTER OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH SALE OR OFFER OR (C) SATISFACTORY ASSURANCES TO THE COMPANY THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED WITH RESPECT TO SUCH SALE OR OFFER.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RIGHTS OF FIRST REFUSAL GRANTED TO THE COMPANY AND ACCORDINGLY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF A STOCK PURCHASE

Exhibit C - Page 2

AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). A COPY OF SUCH AGREEMENT IS MAINTAINED AT THE COMPANY’S PRINCIPAL CORPORATE OFFICES.

C.	TRANSFER RESTRICTIONS

1. Restriction on Transfer. Except for any Permitted Transfer, Optionee shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares in contravention of the First Refusal Right or the Market Stand-Off.

2. Transferee Obligations. Each person (other than the Company) to whom the Purchased Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred shares are subject to (i) the First Refusal Right and (ii) the Market Stand-Off, to the same extent such shares would be so subject if retained by Optionee.

3. Market Stand-Off.

(a) In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Company’s initial public offering, Optionee and all subsequent holders of the Purchased Shares who derive their chain of ownership through a Permitted Transfer from Optionee (the “Owner”) shall not (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any securities of the Company, including (without limitation) shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether now owned or hereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities of the Company, including (without limitation) shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether now owned or hereafter acquired), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of securities, in cash or otherwise without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed one hundred eighty (180) days, and the Market Stand-Off shall in no event be applicable to any underwritten public offering effected more than two (2) years after the effective date of the Company’s initial public offering.

(b) Owner shall be subject to the Market Stand-Off provided and only if the officers and directors of the Company are also subject to similar restrictions.

(c) Any new, substituted or additional securities which are by reason of any Recapitalization or Reorganization distributed with respect to the Purchased Shares shall be immediately subject to the Market Stand-Off, to the same extent the Purchased Shares are at such time covered by such provisions.

Exhibit C - Page 3

(d) In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period.

D.	RIGHT OF FIRST REFUSAL

1. Grant. The Company is hereby granted the right of first refusal (the “First Refusal Right”), exercisable in connection with any proposed transfer of the Purchased Shares. For purposes of this Article D, the term “transfer” shall include any sale, assignment, pledge, encumbrance or other disposition of the Purchased Shares intended to be made by Owner, but shall not include any Permitted Transfer.

2. Notice of Intended Disposition. In the event any Owner of Purchased Shares desires to accept a bona fide third-party offer for the transfer of any or all of such shares (the Purchased Shares subject to such offer to be hereinafter referred to as the “Target Shares”), Owner shall promptly (i) deliver to the Company written notice (the “Disposition Notice”) of the terms of the offer, including the purchase price and the identity of the third-party offeror, and (ii) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in Articles B and C.

3. Exercise of the First Refusal Right. The Company shall, for a period of twenty-five (25) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares subject to the Disposition Notice upon the same terms as those specified therein or upon such other terms (not materially different from those specified in the Disposition Notice) to which Owner consents. Such right shall be exercisable by delivery of written notice (the “Exercise Notice”) to Owner prior to the expiration of the twenty-five (25)-day exercise period. If such right is exercised with respect to all the Target Shares, then the Company shall effect the repurchase of such shares, including payment of the purchase price, not more than five (5) business days after delivery of the Exercise Notice; and at such time the certificates representing the Target Shares shall be delivered to the Company.

Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Company shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If Owner and the Company cannot agree on such cash value within ten (10) days after the Company’s receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by Owner and the Company or, if they cannot agree on an appraiser within twenty (20) days after the Company’s receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two (2) appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by Owner and the Company. The closing shall then be held on the later of (i) the fifth (5th) business day following delivery of the Exercise Notice or (ii) the fifth (5th) business day after such valuation shall have been made.

Exhibit C - Page 4

4. Non-Exercise of the First Refusal Right. In the event the Exercise Notice is not given to Owner prior to the expiration of the twenty-five (25)-day exercise period, Owner shall have a period of thirty (30) days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Articles B and C. The third-party offeror shall acquire the Target Shares subject to the First Refusal Right and the provisions and restrictions of Article B and Paragraph C.3, and any subsequent disposition of the acquired shares must be effected in compliance with the terms and conditions of such First Refusal Right and the provisions and restrictions of Article B and Paragraph C.3. In the event Owner does not effect such sale or disposition of the Target Shares within the specified thirty (30)-day period, the First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Owner until such right lapses.

5. Partial Exercise of the First Refusal Right. In the event the Company makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, Owner shall have the option, exercisable by written notice to the Company delivered within five (5) business days after Owner’s receipt of the Exercise Notice, to effect the sale of the Target Shares pursuant to either of the following alternatives:

(i) sale or other disposition of all the Target Shares to the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of Paragraph D.4, as if the Company did not exercise the First Refusal Right; or

(ii) sale to the Company of the portion of the Target Shares which the Company has elected to purchase, such sale to be effected in substantial conformity with the provisions of Paragraph D.3. The First Refusal Right shall continue to be applicable to any subsequent disposition of the remaining Target Shares until such right lapses.

Owner’s failure to deliver timely notification to the Company shall be deemed to be an election by Owner to sell the Target Shares pursuant to alternative (i) above.

6. Recapitalization/Reorganization.

(a) Any new, substituted or additional securities or other property which is by reason of any Recapitalization distributed with respect to the Purchased Shares shall be immediately subject to the First Refusal Right, but only to the extent the Purchased Shares are at the time covered by such right.

(b) In the event of a Reorganization, the First Refusal Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for the Purchased Shares in consummation of the Reorganization, but only to the extent the Purchased Shares are at the time covered by such right.

7. Lapse. The First Refusal Right shall lapse upon the earliest to occur of (i) the first date on which shares of the Common Stock are held of record by more than five hundred (500)

Exhibit C - Page 5

persons, (ii) a determination made by the Board that a public market exists for the outstanding shares of Common Stock, (iii) a firm commitment underwritten public offering, pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of the Common Stock in the aggregate amount of at least twenty million dollars ($20,000,000) or (iv) the closing of a Change in Control. However, the Market Stand-Off shall continue to remain in full force and effect following the lapse of the First Refusal Right.

E.	GENERAL PROVISIONS

1. Assignment. The Company may assign the First Refusal Right to any person or entity selected by the Board, including (without limitation) one or more stockholders of the Company.

2. At Will Employment. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

3. Notices. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Agreement.

Optionee generally consents to the delivery of any notice pursuant to the Texas Business Organizations Code (the “TBOC”), as amended or superseded from time to time, by electronic transmission pursuant to Section 6.051 of the TBOC (“Electronic Notice”) at the electronic mail address or the facsimile number as set forth in the books of the Company. To the extent that any notice given via electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted Electronic Notice shall be ineffective and deemed to not have been given. Optionee agrees to promptly notify the Company of any change in Optionee’s electronic mail address, but failure to do so shall not affect the foregoing.

4. No Waiver. The failure of the Company in any instance to exercise the Repurchase Right or the First Refusal Right shall not constitute a waiver of any other rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and Optionee. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

Exhibit C - Page 6

5. Cancellation of Shares. If the Company shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Company shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

F.	MISCELLANEOUS PROVISIONS

1. Optionee Undertaking. Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Optionee or the Purchased Shares pursuant to the provisions of this Agreement.

2. Agreement is Entire Contract. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan.

3. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas without resort to that state’s conflict-of-laws rules.

4. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

5. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon Optionee, Optionee’s permitted assigns and the legal representatives, heirs and legatees of Optionee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

[Signature Page Follows]

Exhibit C - Page 7

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement on the day and year first indicated above.

Whiteglove House Call Health, Inc.

By:
Title:
Address:

, OPTIONEE

Address:

Exhibit C - Page 1

EXHIBIT D

FORM OF

2007 STOCK OPTION/STOCK ISSUANCE PLAN

WHITEGLOVE HOUSE CALL HEALTH, INC.

SPECIAL ACCELERATION ADDENDUM

TO

STOCK OPTION AGREEMENT

The following provisions are hereby incorporated into, and are hereby made a part of, that certain Stock Option Agreement (the “Option Agreement”) by and between Whiteglove House Call Health, Inc., a Texas corporation (the “Company”), and «name» (“Optionee”) evidencing the stock option (the “Option”) granted on «granted» to Optionee under the terms of the Company’s 2007 Stock Option/Stock Issuance Plan, as amended, and such provisions shall be effective immediately. All capitalized terms in this Addendum, to the extent not otherwise defined herein, shall have the meanings assigned to them in the Option Agreement.

ACCELERATION OF VESTING IN CONNECTION WITH CHANGE IN CONTROL

1. (A) If the Option, to the extent outstanding, shall be (a) assumed (pursuant to the Plan) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (b) replaced with a cash retention program of the Company or any successor corporation which preserves the spread existing on the unvested option shares at the time of the Change in Control and provides for subsequent payout of that spread in accordance with the same vesting schedule applicable to those unvested option shares, then

(1)	50% of the then-remaining unvested shares shall become vested shares (or their equivalent under the equivalent option or right substituted for the option); and

(2)	if the Optionee’s service is Involuntarily Terminated (as defined below) at any time during the twelve month period following the consummation of the Change in Control, all of the then-remaining unvested shares shall become immediately vested and immediately exercisable for a period of 90 days from the date of termination of employment or service, and the option shall terminate upon the expiration of such period;

OR

(B) In the event that the successor corporation (or parent thereof) refuses to assume or substitute the option, the option shall become immediately vested and the option shall become immediately exercisable for all of the shares subject to the option.

2. For purposes of this Acceleration Policy, Optionee’s Service is “Involuntarily Terminated” by reason of:

(1)	Optionee’s involuntary dismissal or discharge for reasons other than for Misconduct, or

(2)	Optionee’s voluntary resignation following (A) a change in Optionee’s position with the Company (or Parent or Subsidiary employing Optionee) which materially reduces Optionee’s duties and responsibilities or the level of management to which he or she reports, (B) a reduction in Optionee’s level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based incentive programs) by more than fifteen percent (15%) or (C) a relocation of Optionee’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Company without Optionee’s consent.

3. The provisions of this Addendum shall govern the period for which the Option is to remain exercisable following the Involuntary Termination of Optionee’s Service after the Change in Control and shall supersede any provisions to the contrary in the Option Agreement, including those concerning the deferred exercisability of the Option.

IN WITNESS WHEREOF, Whiteglove House Call Health, Inc. has caused this Addendum to be executed by its duly-authorized officer as of the Effective Date specified below.

WHITEGLOVE HOUSE CALL HEALTH, INC.

By:	/s/ Robert A. Fabbio
Robert A. Fabbio
President

EFFECTIVE DATE:                         ,